                                                                    EXHIBIT 21.2



                             SUPPLEMENTAL LIST OF
                               SUBSIDIARIES OF
                                  REGISTRANT





TELECOMMUNICATIONS ASSOCIATES GROUP, INC., an Ohio corporation

ALARM FUNDING CORPORATION, a Delaware corporation